EXHIBIT 12

               TEXAS PETROCHEMICALS CORPORATION (AND PREDECESSOR)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)
                                  (UNAUDITED)

                                        FOR THE FISCAL YEAR ENDED MAY
                                                     31,                   TWELVE         ONE MONTH
                                       -------------------------------  MONTHS ENDED        ENDED        YEAR ENDED
                                         1993       1994       1995     MAY 31, 1996    JUNE 30, 1996   JUNE 30, 1997
                                       ---------  ---------  ---------  -------------   -------------   -------------
Income (loss) before income taxes and
  minority interest..................  $  41,081  $  52,303  $  49,268     $24,508         $ 1,988        $ (14,615)
Interest expense.....................      1,087        663        475       2,343              98           35,157
Interest portion of rental expense...      1,630      1,430      1,470       1,600             140            1,600
                                       ---------  ---------  ---------  -------------   -------------   -------------
      Earnings.......................  $  43,798  $  54,396  $  51,213     $28,451         $ 2,226        $  22,142
                                       =========  =========  =========  =============   =============   =============
Fixed Charges:
  Interest expense...................  $   1,087  $     663  $     475     $ 2,343         $    98        $  35,157
  Interest portion of rental
    expense..........................      1,630      1,430      1,470       1,600             140            1,600
                                       ---------  ---------  ---------  -------------   -------------   -------------
      Total fixed charges............  $   2,717  $   2,093  $   1,945     $ 3,943         $   238        $  36,757(1)
                                       =========  =========  =========  =============   =============   =============
  Ratio of earnings to fixed
    charges..........................       16.1x      26.0x      26.3x        7.2x(2)         9.4x         --
                                                                          PRO FORMA        PRO FORMA
                                                                            TWELVE         ONE MONTH
                                                                         MONTHS ENDED        ENDED
                                                                         MAY 31, 1996    JUNE 30, 1996
                                                                         ------------    -------------
Loss before income taxes and minority
  interest...........................                                      $ (9,600)        $(1,600)
Interest expense.....................                                        31,900           2,500
Interest portion of rental expense...                                         1,600             140
                                                                         ------------    -------------
       Earnings......................                                      $ 23,900         $ 1,040
                                                                         ============    =============
Fixed Charges:
  Interest expense...................                                      $ 31,900         $ 2,500
  Interest portion of rental
     expense.........................                                         1,600             140
                                                                         ------------    -------------
       Total fixed charges...........                                      $ 33,500         $ 2,640
                                                                         ============    =============
  Ratio of earnings to fixed
     charges.........................                                        --    (3)       --    (3)
                                                                         ============    =============

------------

(1) For the year ended June 30, 1997, earnings were insufficient to cover fixed charges by the amount of $(14.6) million.

(2) For the pro forma twelve months ended May 31, 1996 and the one month ended June 30, 1996, earnings were insufficient to cover fixed charges in the amount of $(9.6) million and $(1.6) million, respectively.

(3) For the twelve months ended May 31, 1996, income before taxes and minority interest includes a $12.6 million non-cash provision for the impairment of certain non-strategic properties which TPC intends to sell.